QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

CONSENT OF DIRECTOR NOMINEE

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of her name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by ZAIS Financial Corp.

/s/ MARRAN H. OGILVIE

Dated: January 8, 2013

QuickLinks

  Exhibit 99.2